Exhibit 10.1

Dated the 20 day of September 2010

TIDEWELL LIMITED
(the "Vendor")

and

GOOD WORLD INVESTMENTS LIMITED
(the "Purchaser")

and

CHINA MEDIA GROUP CORPORATION
(the "CMG")

-------------------------------------------------------------------------

AGREEMENT

RELATING TO

THE SALE AND PURCHASE OF 100% INTEREST

IN

JADEMAN INTERNATIONAL LIMITED

-------------------------------------------------------------------------

THIS AGREEMENT is dated on the 20th day of September 2010
BETWEEN:
(A)	TIDEWELL LIMITED, a company incorporated in Hong Kong and having its registered address at 10/F., Chiyu Bank Building, 78 Des Voeux Road Central, Hong Kong ("Vendor"); and
(B)

GOOD WORLD INVESTMENTS LIMITED, a company incorporated in the British Virgin Islands and having its correspondence address in Hong Kong at 1403 Wan Chai Commercial Centre, 204 Johnston Road, Wanchai, Hong Kong ("Purchaser"); and

(C)

CHINA MEDIA GROUP CORPORATION, a company incorporated in Texas, U.S.A. and having its correspondence address in Hong Kong at 1403 Wan Chai Commercial Centre, 204 Johnston Road, Wanchai, Hong Kong ("CMG") on the following terms and conditions.

WHEREAS:
A.	CMG is a company quoted on the Over The Counter Bulletin Board in the USA under the symbol "CHMD". The Purchaser is a wholly owned subsidiary of CMG.
B.

Jademan International Limited (the "Company"), a Hong Kong incorporated company, owns 100% interest in China Integrated Media Corporation Limited with ACN: 132 653 948 ("CIMC"). CIMC is a public company incorporated in South Australia, Australia on 8 August 2008.

C.	As of the date of this Agreement, the Vendor legally and beneficially owns one (1) share of common stock in the Company.
D.	As of the date of this Agreement, the Company legally and beneficially owns 19,200,000 shares of common stock in CIMC.
E.	The Vendor has agreed to sell the Sale Share and the Purchaser has agreed to acquire the Sale Share in the Company to the intent that the Company should become a subsidiary of the Purchaser.
NOW IT IS HEREBY AGREED AS FOLLOWS:
1.	INTERPRETATION
1.1	In this Agreement, the following words and expressions have the following meanings, unless they are inconsistent with the context:-
"Completion Date" means the date after the Purchaser notifies the Vendor in writing that it has satisfactory completed the due diligence;
"Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;
"Long Stop Date" October 15, 2010 (or such later date the parties to this Agreement may agree in writing);

"Parties" means the named parties to this Agreement and their respective successors and permitted assigns and "Party" means any of them;
"Warranties" means the representations, warranties and undertakings contained or referred to in Clause 7;
"USD" or "US$" means United States Dollars;
2.	SALE AND PURCHASE OF THE SALE SHARE
2.1

Subject to the terms and conditions of this agreement the Vendor shall sell and the Purchaser shall purchase the Sale Share free from all liens, charges and encumbrances and with all rights now or hereafter attaching to it.

3.	CONDITIONS
3.1	Completion is conditional upon:
1.

The Purchaser having completed, on or before the Long Stop Date, its due diligence (including without limitation, legal, financial and commercial aspects) in respect of the Company and its subsidiary, and the results of which are, in the absolute opinion of the Purchaser, satisfactory and acceptable to the Purchaser in all respects. If the Purchaser is not satisfied with the results of the due diligence conducted and informs the Vendor in writing at any time or the Purchaser has not satisfactory completed the due diligence by the Long Stop Date, this Agreement shall cease and determine and the parties to this Agreement shall not have any obligations and liabilities hereunder save for any antecedent breaches of the terms hereof; and

2.	there being no breach of any of the Warranties.
4.	PURCHASE CONSIDERATION
4.1

The purchase consideration for the Sale Sales is US$250,000 of which US$50,000 shall be paid by issuance of a promissory note by the Purchaser and the remaining US$200,000 shall be paid by the issuance of 10,000,000 shares of CMG.

5.	COMPLETION
5.1

Completion of the purchase of Sale Shares shall take place at the Purchaser's registered office or a place to be agreed between the parties at 5.00 p.m. on the Completion Date or at a later date to be agreed between the parties herein.

5.2

On Completion Date, CMG shall deliver to the Vendor a 6% interest bearing note of US$50,000 and 10,000,000 shares of CMG. The Vendor shall deliver to the Purchaser duly completed and signed transfers in favor of the Purchaser or as it may direct in respect of the Sale Share.

5.3

Upon completion of the matters referred to in Clause 5.2 and 5.3 above, the Vendor shall procure that all the necessary documentations (i.e. share certificates) be prepared and executed in relation to the purchase of the Sale Share.

6.	DEFERRED CONSIDERATION
6.1

For the period of 9 months from the Completion Date, the Vendor shall receive 10,000,000 shares in CMG within 10 days of the Company's shares being approved for quotation on the Australian Stock Exchange or any other internationally recognized exchange.

6.2

Within 30 months from the Completion Date, the Purchaser shall provide to the Vendor the audited annualized consolidated earnings before income tax of the Company for the first two years after the Completion ("Annualized Earnings"). Within two weeks after the submission of the Audited Earnings, CMG shall pay the Vendor performance shares calculated on 4 times the Annualized Earnings less US$250,000 at a share issue price discounted at 18% of the 15 days average closing price of CMG shares quoted on the exchange.

7.	WARRANTIES
7.1	The Vendor warrants to the Purchaser that:
1.	It has full power and authority to enter into and perform this Agreement.
2.	It is the legal and beneficial owner of the Sale Share, free and clear of any lien, charge, option, right of pre-emption or other encumbrance or third party right whatsoever.
3.

There are no options or other agreements outstanding which accord to any person the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over any of the Sale Share.

8	GENERAL MATTERS
8.1

The rights and remedies of the Purchaser in respect of any breach of the warranties given by the Vendor hereunder shall not be affected by completion of the Purchase of the Sale Share or by any failure to exercise or delay in exercising any right or remedy or by any other event or matter whatsoever, except a specific and duly authorized written waiver or release.

8.2	This Agreement constitutes the whole agreement between the parties and it is expressly declared that no variations hereof shall be effective unless made in writing.
8.3	Any right of rescission conferred upon the Purchaser hereby shall be in addition to and without prejudice to all other rights and remedies available to it.

9.	NON-ASSIGNABILITY
9.1

This Agreement shall be binding on each party's successors and assigns but except as expressly provided, none of the rights of the parties under this Agreement or the warranties provided herein may be assigned or transferred.

10	NOTICES
10.1

Any notice, demand or communication required or desired to be given or made under this Agreement shall be in writing and delivered or sent by post to the Vendor at c/o 10/F., Chiyu Bank Building, 78 Des Voeux Road Central, Hong Kong; and to the Purchaser and CMG at 1403 Wan Chai Commercial Center, 204 Johnston Road, Wanchai, Hong Kong or such other address in Hong Kong as may be notified by such party to the other.

10.2

Any notice or other communication shall be deemed to have been received if sent by facsimile, when sent: or if delivered personally, when delivered; or if sent by post, 7 days if overseas and 48 hours if local after the date of posting.

10.3	Reference in Clause 10.1 to writing shall include a notice or communication by facsimile provided that the transmission is confirmed by a transmission report.
11	COSTS AND STAMP DUTY
11.1	Each party shall bear its own legal, accountancy and other costs and expenses incurred in connection with this Agreement.
11.2	Any stamp duty on the Sale Shares shall be borne by the parties in equal shares.
12	APPLICABLE LAW
12.1

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region and the parties irrevocably submit to the non-exclusive jurisdiction of the Hong Kong Special Administrative Region courts.

IN WITNESS whereof this Agreement has been executed on the day and year first above written.
Signed by for and on behalf of TIDEWELL LIMITED in the presence of:	) ) ) )	/s/ Bing HE
Signed by for and on behalf of GOOD WORLD INVESTMENTS LIMITED in the presence of:	) ) ) )	/s/ Pui Kit LAM
Signed by for and on behalf of CHINA MEDIA GROUP CORPORATION in the presence of:	) ) ) )	/s/ Cheng Pheng LOI